EXHIBIT 99.1

                                          *
 FREEPORT PARTNERS, LLC,
 on behalf of itself                      *
 and all others similarly situated,           IN THE
 201 Trenor Drive,                        *
 New Rochelle, New York 10804,                CIRCUIT COURT
                                          *
                        Plaintiffs,
                                          *   FOR
            v.
                                          *
JAMES V. MANNING                              PRINCE GEORGE'S COUNTY
c/o Group 1 Software, Inc.                *
4200 Parliament Place, Suite 600
Lanham, Maryland 20706,                   *
                                              Case No. CAL04-10794
            and                           *

ROBERT S. BOWEN                           *
c/o Group 1 Software, Inc.
4200 Parliament Place, Suite 600          *
Lanham, Maryland 20706,                       JURY TRIAL DEMANDED
                                          *
            and
                                          *
THOMAS S. BUCHSBAUM
c/o Group 1 Software, Inc.                *
4200 Parliament Place, Suite 600
Lanham, Maryland 20706,                   *

            and                           *

RICHARD H. EISENBERG                      *
c/o Group 1 Software, Inc.
4200 Parliament Place, Suite 600          *
Lanham, Maryland 20706,
                                          *
            and
                                          *
JAMES P. MARDEN
c/o Group 1 Software, Inc. 4200           *
Parliament Place, Suite 600
Lanham, Maryland 20706,                   *

            and                           *

(Caption continued on following page.)    *

                                          *
 CHARLES A. MELE
 c/o Group 1 Software, Inc.               *
 4200 Parliament Place, Suite 600
 Lanham, Maryland 20706,                  *

            and                           *

CHARLES J. SINDELAR                       *
c/o Group 1 Software, Inc.
4200 Parliament Place, Suite 600          *
Lanham, Maryland 20706,
                                          *
            and
                                          *
ALAN P. SLATER
c/o Group 1 Software, Inc.                *
4200 Parliament Place, Suite 600
Lanham, Maryland 20706,                   *

            and                           *

BRUCE J. SPOHLER                          *
c/o Group 1 Software, Inc.
4200 Parliament Place, Suite 600          *
Lanham, Maryland 20706,
                                          *
            and
                                          *
PITNEY BOWES, INC.
1 Elmcroft Road                           *
Stamford, Connecticut 06926,
                                          *
            and
                                          *
GROUP 1 SOFTWARE, Inc.
4200 Parliament Place, Suite 600          *
Lanham, Maryland 20706,
                                          *
                  Defendants.
                                          *
                           * * * * * * * * * * * * * * * * * *

                             CLASS ACTION COMPLAINT
                             ----------------------

            Plaintiff, as and for its class action complaint, alleges upon personal knowledge as to itself and its own acts, and upon information and belief derived from, inter alia, a review of documents filed with the Securities and Exchange Commission ("SEC") and publicly available sources as to all other matters:

                              NATURE OF THE ACTION
                              --------------------

            1. This is a stockholder class action brought by plaintiff on behalf of the public shareholders of Group 1 Software, Inc. ("Group 1" or the "Company") common stock against Group 1 and its directors and others to enjoin defendants from causing Group 1 to sell itself to Pitney Bowes Inc. ("Pitney Bowes") in a transaction pursuant to which Pitney Bowes will acquire all of the outstanding shares of Group 1 for $23.00 per share in cash (the "Sale Agreement"), and for other appropriate relief.

            2. Plaintiff alleges that Group 1's directors have participated, directly or by conspiracy, in violating their fiduciary duties of loyalty and/or due care, in that they voted to enter the Sale Agreement without due regard for the interests of Group 1's public shareholders and because Group 1's directors themselves will profit from the sale to Pitney Bowes, something they would not do if Group 1 remained independent and would not do to the same degree if Group 1 was sold to an entity other than Pitney Bowes at a higher price. Plaintiff alleges that had defendants complied with their fiduciary duties, they would have not agreed to sell Group 1 at this time, or would have fully and fairly shopped Group 1 and obtained a substantially higher price for Group 1 and its stockholders.

            3. Defendants negotiated and accepted an offer from Pitney Bowes which conferred substantial benefits on both Pitney Bowes and the directors and officers of Group 1 to the exclusion and detriment of Group 1's public shareholders.

            4. Thus, if the Sale Agreement is consummated, members of Group 1's Board of Directors will receive compensation, in the form of cash payments for accelerated stock options, employment agreements, and indemnification for their acts or omissions, beyond that received by Group 1's public shareholders. Consequently, every member of Group 1's Board of Directors will financially benefit directly from selling Group 1 at this time to Pitney Bowes and each of them has a conflict of interest with respect to the actions challenged in this lawsuit.

            5. Finally, the exact amount of defendants' interest in the sale is difficult to ascertain, as defendants have failed to fully disclose this information, as well as other material facts. Unless defendants are compelled to disclose, inter alia, this information, plaintiffs and the public shareholders of Group 1 will be forced to vote on the Sale Agreement on the basis of inadequate information and will forever be deprived of their right to cast their vote in a fully informed manner.

                                     PARTIES
                                     -------

            6. Plaintiff, Freeport Partners, LLC, is a Nevada LLC headquartered at 201 Trenor Drive, New Rochelle, New York 10804. It has owned shares of Group 1 common stock at all relevant times and continues to own such shares.

            7. Defendant, Group 1, is incorporated in Delaware and maintains its principal place of business at 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Group 1 is a leading provider of software solutions for data quality, customer communications management and direct marketing applications. The Company has offices throughout the United States and in Canada, the United Kingdom, continental Europe and Latin America, and is also represented globally by distribution partners. As of March 31, 2003, Group 1 offered over 50 software products that run on more than 20 different operating systems and hardware platforms. Group 1's customer base includes approximately 2,000 clients who have licensed one or more of its products. As of March 31, 2003, the Company employed 465 persons on a full-time basis, of whom 367 were based in the United States and 98 were based internationally. For the year ended March 31, 2003, Group 1's revenue was $104.3 million compared with $89.4 million for the prior year. Group 1's net income available to common stockholders for the year increased 99% to $8.7 million from $4.4 million for fiscal 2002. The increase in profitability is attributed to increased revenue in both the Enterprise Solutions and DOC 1 segments, partially offset by higher costs of license in each segment and higher operating costs.

            8. Defendant James V. Manning ("Manning") has served as Chairman of the Board of Group 1 since 1994 and as a director since 1992. He has also served as a director of WebMD since 1989. Manning's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Manning will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, pursuant to the Sale Agreement, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement and a cash payment (of an undisclosed amount) as a result of accelerated stock options. Manning would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Manning because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            9. Defendant Robert S. Bowen ("Bowen") has served as a director of Group 1 since 1983, as Vice Chairman of the Board since 1998 and as Chief Executive Officer ("CEO") for more than five years. Bowen's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Bowen will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, in connection with Sale Agreement, he has entered into an employment agreement which provides for the following cash benefits: (1) a lump sum payment of $2,476,178 upon the earlier of the second anniversary of a change in control or his termination following a change in control; (2) a guaranteed minimum incentive bonus of $500,000; (3) a cash payment (of an undisclosed amount) as a result of accelerated stock options; and (4) a retention bonus. Bowen will also be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement. Bowen would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Bowen because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            10. Defendant Thomas S. Buchsbaum ("Buchsbaum") has served as a director of Group 1 since 1989. Buchsbaum's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Buchsbaum will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, pursuant to the Sale Agreement, he will he granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement and a cash payment (of an undisclosed amount) as a result of accelerated stock options. Buchsbaum would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Buchsbaum because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            11. Defendant Richard H. Eisenberg ("Eisenberg") has served as a director of Group 1 since 1994. Eisenberg's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Eisenberg will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, pursuant to the Sale Agreement, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement and a cash payment (of an undisclosed amount) as a result of accelerated stock options. Eisenberg would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Eisenberg because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            12. Defendant James P. Marden ("Marden") has served as a director of Group 1 since 1992. Marden's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Marden will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, pursuant to the Sale Agreement, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement and a cash payment (of an undisclosed amount) as a result of accelerated stock options. Marden would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Marden because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            13. Defendant Charles A. Mele ("Mele") has served as a director of Group 1 since 1992. Mele's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Mele will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, pursuant to the Sale Agreement, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement and a cash payment (of an undisclosed amount) as a result of accelerated stock options. Mele would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Mele because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            14. Defendant Charles J. Sindelar ("Sindelar") has served as a director of Group 1 since 1992. Sindelar's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Sindelar will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, pursuant to the Sale Agreement, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement and a cash payment (of an undisclosed amount) as a result of accelerated stock options. Sindelar would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Sindelar because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            15. Defendant Alan P. Slater ("Slater") has served as a director of Group 1 since 2001. He also serves as President of Group 1's DOC 1 Division and prior to that as Executive Vice President for more than five years. Slater's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Slater will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, in connection with Sale Agreement, he has entered into an employment agreement which provides for the following benefits: (i) a base salary of $280,000, (ii) a minimum guaranteed bonus of $155,000 for the first year of his employment and (iii) a grant of options to purchase 8,000 shares. As a result of the sale, Slater will also receive cash payment (of an undisclosed amount) through the acceleration of stock options and a retention bonus. In addition, Slater will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement. Slater would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Slater because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            16. Defendant Bruce J. Spohler ("Spohler") has served as a director of Group 1 since 1997. Spohler's address is c/o Group 1 Software Inc., 4200 Parliament Place, Suite 600, Lanham, Maryland 20706. Spohler will benefit from the Sale Agreement in a way that is not shared by all Group 1 shareholders because, pursuant to the Sale Agreement, he will be granted a right to indemnification for acts or omissions occurring prior to the consummation of the Sale Agreement and a cash payment (of an undisclosed amount) as a result of accelerated stock options. Spohler would not receive these cash benefits if Group 1 were to remain independent. This Court has jurisdiction over Spohler because Group 1 is headquartered in Maryland and many of the actions challenged in this complaint occurred in this State.

            17. The defendants identified in paragraphs 8 through 16 collectively constitute the entirety of Group 1's board of directors. These nine individuals are hereinafter sometimes referred to collectively as the "Individual Defendants." By virtue of their positions as directors, and where applicable, officers of Group 1 and/or their exercise of control and ownership over the business and corporate affairs of Group 1, the Individual Defendants have, and at all relevant times had, the power to control and influence, and did control, influence and cause Group 1 to engage in the acts complained of herein. The Individual Defendants owed and owes Group 1 and its shareholders fiduciary obligations and were and are required by law to: (1) use their ability to control and manage Group 1 in a fair, just and equitable manner; (2) act in furtherance of the best interests of Group 1 and its public shareholders; (3) act to maximize shareholder value in connection with any change in ownership and control; (4) govern Group 1 in such a manner as to heed the expressed views of its public shareholders; (5) refrain from abusing their positions of control; and (6) not favor their own interests or the interests of Group 1's majority shareholders at the expense of Group 1 and its public shareholders.

            18. Defendant, Pitney Bowes is an out-of-state corporation which maintains its principal place of business at 1 Elmcroft Road, Stamford, Connecticut 06926. Pitney Bowes is a provider of leading-edge global, integrated mail and document management solutions for organizations of all sizes. Pitney Bowes is liable for the acts of the Individual Defendants because it has been intimately involved in the breaches of fiduciary duty committed by the Individual Defendants. Further, the Sale Agreement could not take place without the knowing participation of Pitney Bowes.

            19. Each defendant herein is sued individually and/or as a conspirator and aidor and abettor. The Individual Defendants are also sued in their capacity as directors of Group 1. The liability of each defendant arises from the fact that they have engaged in all or part of the unlawful acts, plans, schemes, or transactions complained of herein.

                            CLASS ACTION ALLEGATIONS
                            ------------------------

            20. Plaintiff brings this action as a class action pursuant to Maryland Rule ("Md. R.") 2-231 on behalf of all Group 1 common stockholders. Excluded from the Class are defendants, members of the immediate families of the defendants, their heirs and assigns, and those in privity with them.

            21. The members of the Class are so numerous that joinder of all of them would be impracticable. While the exact number of Class members is unknown to plaintiff, and can be ascertained only through appropriate discovery, plaintiff believes there are hundreds if not thousands of Class members. Group 1 has over 17 million shares of common stock outstanding.

            22. Plaintiff's claims are typical of the claims of the Class, since plaintiff and the other members of the Class have and will sustain damages arising out of defendants' breaches of their fiduciary duties. Plaintiff does not have any interests that are adverse or antagonistic to those of the Class. Plaintiff will fairly and adequately protect the interests of the Class. Plaintiff is committed to the vigorous prosecution of this action and has retained counsel competent and experienced in this type of litigation.

            23. There are questions of law and fact common to the members of the Class that predominate over any questions which, if they exist, may affect individual class members. The predominant questions of law and fact include, among others, whether:

            (a) the defendants have and are breaching their fiduciary duties to the detriment of Group 1's shareholders;

            (b) the Class has been damaged and the extent to which members of the Class have sustained damages, and what is the proper measure of those damages; and

            (c) the defendants are pursuing a course of business designed to eliminate the public shareholders of Group 1 to the unfair benefit of Group 1's directors and executive officers, and the limited partners of the Operating Partnership, in violation of their fiduciary duties.

            24. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy, since joinder of all members is impracticable. Further, as individual damages may be relatively small for most members of the Class, the burden and expense of prosecuting litigation of this nature makes it unlikely that members of the Class would prosecute individual actions. Plaintiff anticipates no difficulty in the management of this action as a class action. Further, the prosecution of separate actions by individual members of the class would create a risk of inconsistent or varying results, which may establish incompatible standards of conduct for defendants.

                             SUBSTANTIVE ALLEGATIONS
                             -----------------------

Sale Negotiations
-----------------

            25. In February 2002, Group 1 and Pitney Bowes entered into a distribution agreement pursuant to which Group 1 granted Pitney Bowes a non-exclusive license to market, distribute and sublicense Group 1's electronic document "DOC 1" software products. Thereafter, in March 2002, a representative of Pitney Bowes contacted Vice-Chairman of the Board and Chief Executive Officer ("CEO") Robert S. Bowen ("Bowen") to discuss a potential business combination transaction between Group 1 and Pitney Bowes. To that end, on April 3, 2002, Group 1 and Pitney Bowes entered into a confidentiality agreement.

            26. During the period from October 21, 2002 to November 3, 2002, Pitney Bowes conducted a preliminary diligence review of Group 1 and preliminary drafts of a proposed sale agreement was exchanged between Group 1 and Pitney Bowes. However, on November 5, 2002, Pitney Bowes informed Group 1 that it was not prepared to proceed with a potential merger at that time.

            27. Subsequently, on March 26, 2003, CEO Bowen met with a representative of Pitney Bowes to explore the possibility of expanding the existing distribution relationship between Group 1 and Pitney Bowes. Further, on May 22, 2003, Mr. Bowen met with another representative of Pitney Bowes to again discuss expanding the distribution relationship between Group 1 and Pitney Bowes. On June 25, 2003, representatives of Group 1, including CEO Bowen, met with representatives of Pitney Bowes to further discuss expanding the distribution relationship between Group 1 and Pitney Bowes. Thereafter, on July 21, 2003, Group 1 and Pitney Bowes entered into a revised confidentiality agreement relating to their consideration of a potential distribution arrangement on a going-forward basis.

            28. On July 23, 2003, certain members of Group 1's executive management team, including Defendants Bowen and Slater, met with certain members of Pitney Bowes' executive management team, to discuss Group 1's products and organizational structure. Thereafter, on September 5, 2003, Group 1 and Pitney Bowes entered into a distribution agreement pursuant to which Pitney Bowes granted Group 1's DOC-1 division a non-exclusive license to market, distribute and sublicense Pitney Bowes' "Streamweaver" software products.

            29. On September 17, 2003, a representative of Pitney Bowes informed CEO Bowen that the possibility of acquiring Group 1 had been presented to the board of directors of Pitney Bowes on a preliminary basis and that the board would likely consider that possibility further at a board meeting in November 2003.

            30. Thereafter, on February 12, 2004, David Kleinman ("Kleinman"), Vice President of Corporate Development at Pitney Bowes, and Adam Glucksman ("Glucksman") Executive Director of Corporate Transactions at Pitney Bowes, discussed with Group 1 CEO Bowen and Group 1 Chief Financial Officer ("CFO") Mark D. Funston ("Funston") the possibility of Pitney Bowes acquiring Group 1.

            31. Further negotiations culminated on March 17, 2004, when a representative for Pitney Bowes indicated to Mr. Bowen that Pitney Bowes was prepared to pay $23.00 per share of Group 1.

The Sale Agreement Provides Significant Benefits to Group 1
-----------------------------------------------------------
Directors and Officers, To The Exclusion of Group 1's Public Shareholders
-------------------------------------------------------------------------

            32. All of Group 1's directors and certain of its executive officers have interests that differ from the interests of Group 1's shareholders and which caused them to cause Group 1 to enter into the Sale Agreement. These interests include the following:

            (a) Stock Options - The sale agreement provides that each unexercised stock option, whether or not then vested or exercisable, that remains outstanding at the effective time of the sale will be cancelled and converted into the right to receive an amount in cash equal to the difference between $23.00 and the applicable exercise price per share of the option. The number of unvested options or warrants held by each director and officer which will accelerate as a result of the Sale Agreement, is as follows:

          DIRECTORS                               UNVESTED OPTIONS
          Robert S. Bowen                         239,997
          Alan P. Slater                          46,996
          James P. Marden                         21,000
          Charles A. Mele                         21,000
          Charles J. Sindelar                     21,000
          James V. Manning                        21,000
          Richard H. Eisenberg                    21,000
          Bruce J. Spohler                        21,000 (Options to Purchase)
          Thomas S. Buchsbaum                     21,000

            While the proxy statement discloses the amount of stock options held by each director which will be accelerated as a result of the sale, it is deficient in that it fails to disclose the exercise price for these options and the amount that each director will receive as a result of the acceleration of such unvested stock options. The acceleration of stock options would not occur if Group 1 remained an independent company and is unlikely to occur if Group 1 is sold to an entity other than Pitney Bowes;

            (b) Employment Agreements - In connection with the Sale Agreement, Messrs. Bowen and Slater, two individuals who were principally involved in conducting the sale negotiations with Pitney Bowes, have entered into new employment agreements which become effective upon the close of the sale. These new employment agreements entitle Messrs. Bowen and Slater to cash benefits as follows:

                  (i) Mr. Bowen is entitled to a lump sum payment of $2,476,178 upon the earlier of (i) the second anniversary of a change in control or (ii) the termination of Mr. Bowen's employment for any reason. In addition, Mr. Bowen is entitled to a guaranteed minimum incentive bonus of $500,000. Further, although Mr. Bowen supposedly waived 50% of the cash out value of his invested Group 1 stock options, such money is nevertheless payable to him as a "retention bonus" or upon the termination of his employment;

                  (ii) Mr. Slater is entitled to a base salary of $280,000 and a minimum guaranteed bonus of $155,000 for his first year of employment under the employment agreement he entered into on April 12, 2004. In addition, he will receive a grant of 8,000 stock options, in addition to other benefits. Further, although Mr. Slater supposedly waived 50% of the cash out value of his unvested Group 1 stock options, such money is nevertheless payable to him as a "retention bonus" or upon the termination of his employment;

            (c) Indemnification - Pursuant to the Sale Agreement. Pitney Bowes has agreed that all rights of indemnification existing in favor of the directors or officers of Group 1 or any of its subsidiaries with respect to matters occurring prior to the effective time of the sale, will survive the sale and will continue in full force and effect for a period of six years after the consummation of the sale. These benefits are unlikely to have been obtained if Group 1 merged with a company other than Pitney Bowes; and

            (d) Voting Agreements - In connection with the Sale Agreement, CEO and Vice-Chairman of the Board, Robert Bowen, has entered into a voting agreement pursuant to which he has agreed to hold and vote all of his Group 1 shares in favor of the approval and adoption of the Sale Agreement and approval of the sale. As of the record date, Mr. Bowen held 1,788,136 shares of Group 1 common stock, which represents approximately 11.83% of Group 1's shares outstanding.

Breaches of Fiduciary Duty
--------------------------

            33. The sale of the Company at this time and at this price is not the result of legitimate business judgment. If the proposed sale of the Company is consummated, Group 1's public shareholders will be deprived of the long-term value of Group 1 for the purpose of allowing Group 1's directors to pursue their own objectives.

            34. By agreeing to sell the Company to Pitney Bowes without appointing an independent special committee and/or having independent and disinterested individuals conducting the sale negotiations, the Individual Defendants have allowed the price of Group 1 stock to be capped, thereby depriving plaintiff and the Class of the opportunity to realize a fair price for their Group 1 shares. Despite the obvious long-term value of the Group 1 acquisition for Pitney Bowes, Group 1 shareholders will be receiving an unadequate takeover premium over Group 1's stock price immediately prior to announcement of the transaction and inadequate value in relation to Group 1's value to Pitney Bowes.

            35. By entering into the agreement with Pitney Bowes, the Individual Defendants have initialed a process to sell Group 1, which imposes heightened fiduciary responsibilities and requires enhanced scrutiny by the Court. However, the terms of the Proposed Transaction were not the result of a full and fair auction process or a full and fair market check. Rather, they were arrived at by the materially interested Individual Defendants; and the price and process is intrinsically unfair and inadequate from the standpoint of Group 1 shareholders.

            36. The Individual Defendants failed to make an informed decision, as no full and fair market check of Group 1's value was obtained. In agreeing to the transaction, the Individual Defendants failed to appoint any disinterested independent entity to act on behalf of Group 1's public shareholders, nor could they, as each and every director has a material financial interest in the proposed transaction. The Individual Defendants have also failed to properly inform themselves of Group 1's highest transactional value.

            37. The Individual Defendants have violated the fiduciary duties they owe to the shareholders of Group 1. The Individual Defendants' agreement to the terms of the transaction, its timing, the failure to fully and fairly auction Group 1, and the Individual Defendants' failure to provide a full and fair market check, demonstrate a clear absence of the exercise of due care and of loyalty to Group 1's public shareholders.

            38. The Individual Defendants have further violated the fiduciary duties they owe to the shareholders of Group 1 by failing to consider the value of Group 1 as an independent entity. As alleged above, the Individual Defendants failed to consider this option because all of the cash benefits they have received pursuant to this transaction, including the acceleration of stock options, were only available to the Individual Defendants in the event that the Company sold itself to Pitney Bowes.

            39. By reason of the foregoing, the Individual Defendants, as officers and directors of the Company, have breached and are breaching their fiduciary duties by pursuing a course of action that is in the best interests of themselves to the detriment of the Class.

            40. The Individual Defendants' fiduciary obligations under the circumstances of the offer from Pitney Bowes required them to, inter alia:

            (a) undertake an appropriate evaluation of Group 1's net worth as a merger/acquisition candidate, including ascertaining the liquidation value of the Company;

            (b) actively evaluate the Sale Agreement and engage in an independent, unbiased and meaningful auction with third parties in an attempt to obtain the best value for Group 1's public shareholders;

            (c) act independently so that the interests of Group 1's public shareholders will be protected and enhanced;

            (d) adequately ensure that no conflicts of interest exist between the Individual Defendants' own interests, on the one hand, and their fiduciary obligations to maximize shareholder value or, if such conflicts exist, to ensure that all conflicts are resolved in the best interests of Group 1's public shareholders;

            (e) fully, fairly and independently consider having Group 1 remain as an independent company.

            41. The defendants have breached their fiduciary duties by reason of the acts and transactions complained of herein.

            42. Plaintiff and other members of the Class have been and will be damaged in that they have not and will not receive their fair value of Group 1's assets and business, will be largely divested from their right to share in Group 1's future growth and development and have been and will be prevented from obtaining a fair and adequate price for their shares of Common Stock.

            43. The consideration to be paid to Class members in the proposed transaction is unfair and inadequate because, inter alia:

            (a) the intrinsic value of Group 1's common stock is in excess of the amount offered by Pitney Bowes, giving due consideration to the anticipated operating results, net asset value, cash flow, profitability and established markets of Group 1;

            (b) the sale consideration is not the result of an appropriate consideration of the value of Group 1 because the Group 1 board approved the Sale Agreement without undertaking appropriate steps to accurately ascertain Group 1's value.

            44. The Individual Defendants have not yet appointed or retained any truly independent person or entity to negotiate for or on behalf of Group 1's public shareholders to promote their best interests. Defendants have breached their duty of loyalty to Group 1's public shareholders by using their control of Group 1 to force plaintiff and the Class to exchange their equity interest in Group 1 for unfair consideration, and to deprive Group 1's public shareholders of the maximum value to which they are entitled.

            45. The terms of the Sale Agreement are grossly unfair to the Class, and the unfairness is compounded by the gross disparity between the knowledge and information possessed by the Individual Defendants by virtue of their positions of control of Group 1 and that possessed by Group 1's public shareholders. Defendants' intent is to take advantage of this disparity and to induce class members to relinquish their Group 1 shares on the basis of incomplete or inadequate information.

            46. Pitney Bowes has been intimately involved in the breaches of fiduciary duty committed by the Individual Defendants. Further, the proposed acquisition of Group 1 by Pitney Bowes could not take place without the knowing participation of Pitney Bowes.

            47. By reason of the foregoing, plaintiff and each member of the Class is suffering irreparable injury and damages.

            48. Plaintiff and other members of the Class have no adequate remedy at law.

                           I.  FIRST CAUSE OF ACTION
                               ---------------------

                           (BREACH OF FIDUCIARY DUTY)

            49. Plaintiff repeats and realleges all previous allegations as if set forth in full herein.

            50. By reason of the foregoing, the defendants have breached their fiduciary duties to plaintiff and the Class and/or aided and abetted in the breach of those fiduciary duties.

            51. As a result, plaintiff and the Class have been and will be damaged, including damages not compensable by monetary means.


                          II.  SECOND CAUSE OF ACTION
                               ----------------------

                              (FAILURE TO DISCLOSE)

            52. Plaintiff repeats and realleges all previous allegations as if set forth in full herein.

            53. Defendants have failed to adequately disclose to Group 1's public shareholders all material terms of the transaction, including, inter alia:

            (a) The precise amount each director and/or officer will receive as a result of the acceleration of his unvested stock options. Financial benefits received by directors to the exclusion of the Company's shareholders are material and must therefore be disclosed.

            (b) The strategic alternatives that Group 1's board of directors and management have considered in the past and the results of such consideration, including whether Group 1 had approached entities other than Pitney Bowes regarding a strategic combination or sale of the company or whether other entities had approached Group 1 regarding a strategic combination or sale and the result of such approach. Information regarding alternatives to a transaction with Pitney Bowes is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (c) Whether Group 1's board of directors and management had been approached by Pitney Bowes prior to the 2002 negotiations, regarding a potential strategic combination of Group 1 and Pitney Bowes, and the result of such discussions. This information is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (d) The proxy statement reveals that Group 1 executed a letter of engagement with its financial advisor FBR on March 19, 2003, but does not reveal why Group 1 retained a financial advisor at that time, especially in light of the fact that sale negotiations with Pitney Bowes had ceased on November 5, 2002. This information is material to the Company's shareholders, especially if Group 1 retained FBR on this date to explore strategic options for the Company;

            (e) any prior relationship between Group 1 and FBR, including, but not limited to, prior instances where FBR served in the capacity of financial advisor regarding potential combination transactions, and the terms and results of such potential transactions. This information is material to Group 1 public shareholders in determining whether the Individual Defendants complied with their duties of loyalty and care to protect the best interest of Group 1's public shareholders and to put Group 1's interests before their own;

            (f) the full consideration received by Defendant Bowen in exchange for his entering into a Voting Agreement to vote his shares of Group 1 stock in favor of the Sale Agreement. This information is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (g) details of any other indications of interest, proposals or offer received by Group 1 regarding strategic transactions, combinations during the period of January 2002 through April 12, 2004. This information is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (h) The process by which the board chose FBR to act as its financial advisor in connection with the proposed sale. This information is material in determining whether the Individual Defendants complied with their duties of care and loyalty under common law and further to determine the scope of FBR's duties;

            (i) Whether the Board preferred an all cash or combination of cash and stock bid, the reasons for this preference, and any steps that the Board took to inform itself of the value of the stock of all potential bidders. Information regarding the Defendants' criteria for evaluating potential bids is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (j) The reasons for Pitney Bowes' renewed interest in acquiring the Company in early February 2004. Information regarding steps taken by the Defendants to find an alternative bidder is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (k) Whether, after Pitney Bowes expressed renewed interest in the Company, the Board or anyone acting on its behalf attempted to shop the Company again. Information regarding steps taken by the Defendants to fully inform themselves of Group 1's market value after a break in their selling efforts is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (l) Whether and to what extent the board considered Group 1's long-term prospects as a going concern. This information is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (m) The differences between the preliminary drafts of a proposed sale agreement exchanged during the period of October 21, 2002 through November 3, 2002, and the final Sale Agreement that Group 1 and Pitney Bowes executed on April 12, 2004. Information regarding the process by which the Defendants negotiated the sale of Group 1 is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (n) Whether FBR, or any other financial advisor, ever conducted a "liquidation analysis" to try to ascertain what Group 1's value would be if it were liquidated instead of sold off as a going concern and, if so, what value was ascribed to the Company. The criteria used by a financial advisor to render its fairness opinion is material to the public shareholders of Group 1 in determining how much weight to place on the fairness opinion and must be disclosed;

            (o) Whether FBR provided other services, including advising the board during the negotiations with Pitney Bowes, besides assessing the fairness of the $23.00 offer. The extent to which Group 1's Board was advised by a financial advisor during the negotiations with Pitney Bowes is material in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own;

            (p) Whether the board retained any other financial advisors to advise it during the negotiations with Pitney Bowes or to explore strategic alternatives. This information is material in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own; and

            (q) Whether the board considered anyone else other than Mr. Bowen, who subsequently entered into Voting and Employment agreements, and Mr. Funston, who subsequently entered into a consulting agreement, to negotiate the terms of the Sale Agreement with Pitney Bowes. This information is material to Group 1's public shareholders in determining the extent to which the Individual Defendants complied with their duties of loyalty and care to protect the best interests of Group 1's public shareholders and to put Group 1's interests before their own.

            54. By reason of the foregoing, the defendants have breached their fiduciary duties to plaintiff and the Class and/or aided and abetted in the breach of those fiduciary duties.

            55. As a result, plaintiff and the Class have been and will be damaged, including damages not compensable by monetary means.

            WHEREFORE, plaintiff demands judgment as follows:

            1. determining that this action is a proper class action under Md.
R. 2-231, and that plaintiff is a proper class representative;

            2. declaring that defendants have breached their fiduciary duties to plaintiff and the Class and aided and abetted such breaches;

            3. enjoining the sale of the Company and, if such sale is consummated, rescinding it;

            4. requiring defendants to make corrective and complete disclosures to plaintiff and the Class;

            5. awarding plaintiff and the class compensatory, rescissory, and/or any other appropriate damages as allowed by law;

            6. awarding interest, attorney's fees, expert fees and other costs, in an amount to be determined; and

            7. granting such other relief as the Court may find just and proper.

                                   JURY DEMAND
                                   -----------

            Plaintiff and the Class demand a trial by jury on all issues so triable.

Dated:   May 18, 2004


                                    Respectfully Submitted,


                                    LAW OFFICES OF CHARLES J. PIVEN, P.A.


                                    /s/ Marshall N. Perkins
                                    --------------------------------------------
                                    Charles J. Piven
                                    Marshall N. Perkins
                                    The World Trade Center-Baltimore
                                    Suite 2525
                                    401 East Pratt Street
                                    Baltimore, Maryland 21202
                                    (410) 332-0030

                                    Counsel for Plaintiff



OF COUNSEL:

The Brualdi Law Finn
Richard B. Brualdi
Gaitri Boodhoo
Jon Martino
29 Broadway
New York, NY 10006
(212) 952-0602